For the semi-annual period ended September 30, 2010
File number 811-04710



	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders


      An Annual Meeting of Stockholders was held on September 1, 2010. At such meeting the stockholders elected the entire slate of Class III Directors.


1) Election of Class III Directors:

            					Affirmative			 Shares
            					votes cast 			Withheld

David J. Brennan			6,989,151			1,529,938
		Robert F. Gunia 			7,037,266			1,481,823
		Nicholas T. Sibley			6,873,281			1,645,807